EXECUTION COPY

                                                                       EXHIBIT 3



                          REGISTRATION RIGHTS AGREEMENT


                                     between


                             GENESEE & WYOMING INC.


                                       and



                             THE 1818 FUND III, L.P.








                     ---------------------------------------

                             Dated December 12, 2000

                     ---------------------------------------



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                                TABLE OF CONTENTS

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                                                                                                    PAGE #
1.       Background......................................................................................1

2.       Registration Under Securities Act, etc..........................................................1
         2.1      Registration on Request................................................................1
         2.2      Piggyback Registration.................................................................4
         2.3      Shelf Registration.....................................................................6
         2.4      Registration Procedures................................................................7
         2.5      Underwritten Offerings................................................................10
         2.6      Preparation; Reasonable Investigation.................................................12
         2.7      Limitations, Conditions and Qualifications to Obligations under
                  Registration Covenants................................................................12
         2.8      Indemnification.......................................................................13

3.       Definitions....................................................................................17

4.       Rule 144 and Rule 144A.........................................................................19

5.       Amendments and Waivers.........................................................................19

6.       Nominees for Beneficial Owners.................................................................19

7.       Notices........................................................................................19

8.       Assignment.....................................................................................20

9.       Calculation of Percentage Interests in Registrable Securities..................................20

10.      No Inconsistent Agreements.....................................................................20

11.      Remedies.......................................................................................20

12.      Certain Distributions..........................................................................21

13.      Severability...................................................................................21

14.      Entire Agreement...............................................................................21

15.      Headings.......................................................................................21

16.      GOVERNING LAW..................................................................................21

17.      Counterparts...................................................................................21
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                                        i
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         REGISTRATION RIGHTS AGREEMENT, dated as of December 12, 2000, between
GENESEE & WYOMING INC., a Delaware corporation (the "COMPANY"), and THE 1818
FUND III, L.P., a Delaware limited partnership (the "PURCHASER").

         1.       BACKGROUND. Pursuant to a Stock Purchase Agreement, dated
October 19, 2000, by and between the Company and the Purchaser (the "STOCK
PURCHASE AGREEMENT"), (i) the Purchaser has agreed to purchase from the Company, and the Company has agreed to issue to the Purchaser, up to an aggregate of 25,000 shares of 4.0% Senior Redeemable Convertible Preferred Stock, Series A,
$.01 par value per share (the "PREFERRED STOCK"), for a price per share of $1,000.00. The Preferred Stock is convertible, at the option of the Purchaser, into Class A Common Stock. Capitalized terms used herein but not otherwise defined shall have the meanings given them in the Stock Purchase Agreement or in
Section 3 hereof.

         2.       REGISTRATION UNDER SECURITIES ACT, ETC.

                  2.1      REGISTRATION ON REQUEST.

                           (a)      REQUEST. Subject to Section 2.1(f), at any
time following December 12, 2001, one or more holders (the "INITIATING HOLDERS") of 25% or more of the total number of shares of Class A Common Stock issued or issuable upon conversion or issued upon exchange of the Preferred Stock that has been issued pursuant to the Stock Purchase Agreement, may, upon written request
(if such request involves an underwritten offering, each such request shall specify the number of shares to be included in such registration and the acceptable price range for the shares to be included in such registration), require the Company to effect the registration under the Securities Act of any Registrable Securities held by such Initiating Holders. Should the Initiating
Holders request registration of the Preferred Stock that constitute Registrable
Securities, any legal expenses arising as a result of conforming the Preferred
Stock for public trading shall be divided equally between and paid by the Company and the Initiating Holders. The Company promptly will give written notice of such requested registration to all other holders of Registrable
Securities who are entitled to join in such registration. After December 12, 2001, the Company will use its reasonable best efforts to effect, not later than 90 days after the end of the period in which each request for registration is received (or, if the 90th day is not a business day, the first business day thereafter), the registration under the Securities Act, including, by means of a shelf registration on Form S-3 (or any successor form) pursuant to Rule 415 under the Securities Act if so requested in such request (but only if the Company is then eligible to use such a shelf registration and if Form S-3 (or such successor form) is then available to the Company), of

                                    (i)     the Registrable Securities that the
         Company has been so requested to register by such Initiating Holders, and

                                    (ii)    all other Registrable Securities
         that the Company has been requested to register by the holders thereof
         (such holders

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                                                                               2

         together with the Initiating Holders hereinafter are referred to as the "SELLING HOLDERS") by written request given to the Company within 30 days after the giving of such written notice by the Company of such registration, all to the extent required to permit the disposition of the Registrable Securities so to be registered.

                           (b)      REGISTRATION STATEMENT FORM. Registrations
under this Section 2.1 shall be on such appropriate registration form of the Commission as shall be reasonably selected by the Company.

                           (c)      EFFECTIVE REGISTRATION STATEMENT. A
registration requested pursuant to this Section 2.1 shall not be deemed to have been effected:

                                    (i)     Subject to Section 2.7, unless a
         registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities
         Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of (x) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (y) 180 days after the effective date of such registration statement, except with respect to any registration statement filed pursuant to Rule 415 under the Securities Act, in which case the Company shall use its best efforts to keep such registration statement effective until 80% of the Registrable Securities included in such registration statement shall cease to be Registrable Securities,

                                    (ii)    if after it has become effective,
         such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and has not thereafter become effective, or

                                    (iii)   if the conditions to closing
         specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders

PROVIDED, HOWEVER, that in each of the foregoing cases, if a registration statement has not become effective due to the failure of a Selling Holder to perform its obligations under this agreement or in the event the Selling Holders withdraw or do not pursue the request for registration, then such registration shall be deemed to have been effected, except under circumstances described in
Section 2.7.

                           (d)      SELECTION OF UNDERWRITERS. If a requested
registration pursuant to this Section 2.1 involves an underwritten offering, the

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                                                                               3

underwriter or underwriters of each underwritten offering of the Registrable
Securities so to be registered shall be selected by the Selling Holders of more than 50% of each class of Registrable Securities to be included in such registration and shall be reasonably acceptable to the Company.

                           (e)      PRIORITY IN REQUESTED REGISTRATION. If the
managing underwriter of any underwritten offering shall advise the Company (and the Company shall so advise each Selling Holder of Registrable Securities requesting registration in writing of such advice) that, in its opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in such offering within a price range acceptable to the Initiating Holders (as specified in their request for registration), the Company, except as provided in the following sentence, will include in such registration, to the extent of the number and type that the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration and securities held by Unirail, LLC and entitled to registration rights pursuant to the Registration Rights Agreement, dated
September 30, 1999, between the Company and Unirail, LLC, pro rata among the Selling Holders requesting such registration and Unirail, LLC, on the basis of the estimated gross proceeds from the sale thereof. If the total number of Registrable Securities requested to be included in such registration cannot be included as provided in the preceding sentence, holders of Registrable
Securities requesting registration thereof pursuant to Section 2.1, representing not less than 331/3% of the Registrable Securities with respect to which registration has been requested and constituting not less than 662/3% of the Initiating Holders, shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days after receipt of such notice by the Company and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 2.1 hereof. In connection with any such registration to which this Section 2.1(e) is applicable, no securities other than Registrable Securities or securities held by Unirail, LLC and entitled to registration rights pursuant to the Registration
Rights Agreement, dated September 30, 1999, between the Company and Unirail,
LLC, shall be covered by such registration.

                           (f)      LIMITATIONS ON REGISTRATION ON REQUEST.
Notwithstanding anything in this Section 2.1 or Section 2.3 to the contrary, in no event will the Company be required to (i) effect, in the aggregate, more than two registrations, or three registrations if the Purchaser has purchased
Preferred Stock from the Company pursuant to the Stock Purchase Agreement for an aggregate purchase price of at least $20,000,000, pursuant to this Section 2.1 or Section 2.3(d) (in respect of an underwritten "take-down"), or (ii) effect more than one registration pursuant to this Section 2.1 or Section 2.3(d) (in respect of an underwritten "take-down") within the twelve-month period occurring immediately subsequent to the effectiveness (within the meaning of Section
2.1(c)) of a registration statement filed pursuant to this Section 2.1 or
Section 2.3(d) (in respect of an underwritten "take-down").

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                                                                               4

                           (g)      REDESIGNATION. In the case of Registrable
Securities which are not Class A Common Stock, upon the request of holders of 51% of all such Registrable Securities to be covered by such registration or if advised by the managing underwriter of such offering, the Company shall reissue the Registrable Securities in denominations suitable for public trading (by depositary share arrangements or otherwise).

                           (i)      EXPENSES. The Company will pay all
Registration Expenses (except for any (x) underwriting commissions or discounts or (y) legal expenses for conforming Preferred Stock which shall be paid as set forth in Section 2.1(a)) in connection with any registration requested pursuant to this Section 2.1.

                  2.2      PIGGYBACK REGISTRATION.

                           (a)      RIGHT TO INCLUDE REGISTRABLE SECURITIES.
Following December 12, 2001, if the Company at any time proposes to register any shares of Common Stock or any securities convertible into Common Stock under the Securities Act by registration on any form other than Forms S-4 or S-8, whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder (a "REQUESTING HOLDER") made as promptly as practicable and in any event within 10 days after the receipt of any such notice, the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Requesting Holders thereof; PROVIDED that should a holder fail to provide timely notice to the Company as to whether it wishes to participate in a registration, such holder will forfeit any rights to participate in the registration with respect to such proposed offering; PROVIDED, FURTHER, that prior to the effective date of the registration statement filed in connection with such registration, immediately upon notification to the Company from the managing underwriter of the price at which such securities are to be sold, if such price is below the price that any Requesting Holder shall have indicated to be acceptable to such Requesting Holder, the Company shall so advise such Requesting Holder of such price, and such Requesting Holder shall then have the right to withdraw its request to have its Registrable Securities included in such registration statement; and, PROVIDED, FURTHER, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connec tion with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable
Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, (but subject to Section 2.7) to the rights of any holder or holders of Registrable
Securities entitled to do so to cause such registration to be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay

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                                                                               5

registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1. As between the Company and the Requesting Holders, the Company shall be entitled to select the underwriters in connection with any registration pursuant to this Section
2.2.

                           (b)      PRIORITY IN PIGGYBACK REGISTRATIONS. If the
managing underwriter of any underwritten offering shall inform the Company of its opinion that the number or type of Registrable Securities requested to be included in such registration would materially adversely affect the timing, price or distribution of such offering, and the Company has so advised the Requesting Holders in writing, then the Company will include in such registration, to the extent of the number and type that the Company is so advised can be sold in (or during the time of) such offering, FIRST, all securities proposed by the Company to be sold for its own account, SECOND, such securities requested to be included in such registration by such Persons having exercised "demand" registration rights pursuant to written agreements with the Company in respect of such registration that require that their securities be included in such registration, THIRD, such Registrable Securities requested to be included in such registration and (i) such securities held by Robert Wheeler and entitled to registration rights pursuant to the Stock Option Agreement, dated April 15, 1999, between the Company and Robert Wheeler, (ii) such securities held by Geoffrey Chambers and entitled to registration rights pursuant to the Stock Option Agreement, dated April 15, 1999, between the Company and Geoffrey Chambers and (iii) such securities held by Unirail, LLC and entitled to registration rights pursuant to the Registration Rights Agreement, dated September 30, 1999, between the Company and Unirail, LLC, pro rata among the foregoing on the basis of the estimated proceeds from the sale thereof, and FOURTH, all other securities proposed to be registered.

                           (c)      EXPENSES. The Company will pay all
Registration Expenses in connection with any registration effected pursuant to this Section 2.2.

                  2.3      SHELF REGISTRATION

                           (a)      FILING AND EFFECTIVENESS OF SHELF
REGISTRATION. Promptly following December 12, 2001, if requested by holders of at least 25% of the Registrable Securities, if the Company is eligible to use
Form S-3 (or such successor form) the Company shall file an "evergreen" shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF
REGISTRATION") on Form S-3 (or any successor form) solely with respect to (i) the Registrable Securities and (ii) to the extent requested, securities held by Unirail, LLC and entitled to registration rights pursuant to the Registration
Rights Agreement, dated September 30, 1999, between the Company and Unirail,
LLC. The Company shall use its reasonable best efforts to have the Shelf
Registration declared effective as soon as reasonably practicable after such filing, and shall use its reasonable best efforts to keep the Shelf Registration effective and updated,

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                                                                               6

from the date such Shelf Registration is declared effective until such time as 80% of the Registrable Securities included in such registration statement shall cease to be Registrable Securities.

                           (b)      SUPPLEMENTS AND AMENDMENTS; EXPENSES. The
Company shall supplement or amend, if necessary, the Shelf Registration, as required by the instructions applicable to such registration form or by the Securities Act or as reasonably required by the holders of (or any underwriter for) more than 50% of the Registrable Securities if such holders have been advised by counsel that such amendment or supplement is required to comply with the Securities Act and the Company shall furnish to the holders of the Registrable Securities to which the Shelf Registration relates copies of any such supplement or amendment prior to its being used and/or filed with the Commission. The Company shall pay all Registration Expenses in connection with the Shelf Registration, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Shelf
Registration. In no event shall the Shelf Registration include securities other than Registrable Securities and securities held by Unirail, LLC and entitled to registration rights pursuant to the Registration Rights Agreement, dated
September 30, 1999, between the Company and Unirail, LLC, unless holders of more than 662/3% of the Registrable Securities consent to such inclusion.

                           (c)      EFFECTIVE SHELF REGISTRATION STATEMENT. A
Shelf Registration pursuant to this Section 2.3 shall not be deemed to have been effected unless a Shelf Registration has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and until such time as 80% of the Registrable Securities included in such Shelf Registration have been disposed of under the Shelf Registration.

                           (d)      UNDERWRITTEN SHELF "TAKE-DOWN". It is
expressly agreed and understood that for purposes of this Agreement any subsequent underwritten "take-down" with respect to the Shelf Registration shall constitute a registration for purposes of Section 2.1 and shall be counted toward the number of registrations required to be effected by the Company under
Section 2.1(f); PROVIDED, HOWEVER, that any subsequent "take-downs" with respect to the Shelf Registration which are not underwritten shall not constitute a registration for purposes of Section 2.1 and shall not be counted toward the number of registrations required to be effected by the Company under Section
2.1(f). The Company shall not be required to effect a registration pursuant to
Section 2.1 if the Company shall at the time have effective a Shelf Registration pursuant to which the holders that requested such registration could effect the disposition of such holders' Registrable Securities in the manner requested.

                           (e)      LIMITATION ON SHELF REGISTRATIONS.
Notwithstanding anything in this Section 2.3 to the contrary, in no event shall the Company be required to effect more than one Shelf Registration pursuant to this Section 2.3.

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                  2.4      REGISTRATION PROCEDURES. Subject to Section 2.7, if
and whenever the Company is required to effect the registration of any
Registrable Securities under the Securities Act as provided in Sections 2.1,
2.2, and 2.3, the Company will, as expeditiously as possible:

                           (i) use its reasonable best efforts to prepare and (within 90 days after the end of the period within which requests for registration may be given to the Company or in any event as soon thereafter as is reasonably practicable) file with the Commission the requisite registration statement to effect such registration on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and thereafter use its reasonable best efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, the Company will effect such registration statement on a Form S-3 and pursuant to Rule 415 if the Company is eligible to use Form S-3 and if requested by the Initiating Holders;
         and, PROVIDED, FURTHER, that the Company may discontinue any registration of its securities that are not Registrable Securities
         (and, under the circumstances specified in Section 2.2(a), its securities that are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

                           (ii) use its reasonable best efforts to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of (a) such time as all of such Registrable
         Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (b) 180 days after the effective date of such registration statement, except with respect to any registration statement filed pursuant to Rule 415 under the Securities Act if the Company is eligible to file a registration statement on Form S-3, in which case the Company shall use its best efforts to keep the registration statement effective and updated, from the date such registration statement is declared effective until such time as 80% of the Registrable Securities included in such registration statement cease to be Registrable Securities;

                           (iii)    furnish to each seller of Registrable
         Securities covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424

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         under the Securities Act, in conformity with the requirements of the
         Securities Act, and such other documents, as such seller may reasonably request;

                           (iv)     use its reasonable best efforts (x) to
         register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (z) to take any other action that may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation or keep such qualification in effect in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process or subject itself to taxation in any such jurisdiction;

                           (v) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable
         Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                           (vi)     in the case of an underwritten or "best
         efforts" offering, furnish at the effective date of such registration statement to each seller of Registrable Securities, and each such seller's underwriters, if any, a signed counterpart of:

                                    (x)     an opinion of counsel for the
                  Company, dated the effective date of such registration statement and, if applicable, the date of the closing under the underwriting agreement, and

                                    (y)     a "comfort" letter signed by the
                  independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement,

         covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' comfort letter, such other financial

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                                                                               9

         matters, and, in the case of the legal opinion, such other legal matters, as the underwriters may reasonably request;

                           (vii)    cause representatives of the Company to
         participate in any "road show" or "road shows" reasonably requested by any underwriter of an underwritten or "best efforts" offering of any Registrable Securities; PROVIDED that such offering relates to at least
         25% of the Registrable Securities;

                           (viii) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such regis tration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                           (ix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such seller of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus;

                           (x)      provide and cause to be maintained a
         transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

                           (xi) use its reasonable best efforts to list all Registrable Securities covered by such registration statement on the NASDAQ or any national securities exchange on which Registrable
         Securities of the same class covered by such registration statement are then listed and, if no such Registrable Securities are so listed, on the NASDAQ or any national securities exchange on which the Class A
         Common Stock is then listed.

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                                                                              10

The Company may require each seller of Registrable Securities as to which any registration is being effected to promptly furnish in writing to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing; PROVIDED, that any such information or questionnaires shall be given or made by a seller of Registrable Securities without representation or warranty of any kind whatsoever except representations with respect to the identity of such seller, such seller's Registrable Securities and such seller's intended method of distribution or any other representations required by applicable law.

         Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (viii) of this
Section 2.4, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of this
Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable
Securities current at the time of receipt of such notice.

                  2.5      UNDERWRITTEN OFFERINGS.

                           (a)      REQUESTED UNDERWRITTEN OFFERINGS. If
requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will use its reasonable best efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to a majority of such holders and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.8. The holders of the Registrable Securities proposed to be sold by such underwriters will reasonably cooperate with the Company in the negotiation of the underwriting agreement. Such holders of Registrable
Securities to be sold by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. No holder of Registrable Securities shall be required to make any representations or warranties to, or agreements with, the Company other than representations, warranties or agreements regarding the absence of litigation against the holder in respect of its intended distribution of Registrable Securities, the identity of such holder, such holder's due organization and good standing, such holder's authority to execute and deliver the underwriting agreement, such holder's Registrable Securities


(including title and absence of liens) and such holder's intended method of distribution or any other representations required by applicable law.

                           (b)      PIGGYBACK UNDERWRITTEN OFFERINGS. If the
Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Requesting Holder of Registrable Securities, use its reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters, subject to the provisions of Section 2.2(b). The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. No holder of Registrable Securities shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding the absence of litigation against the holder in respect of its intended distribution of Registrable Securities, the identity of such holder, such holder's due organization and good standing, such holder's authority to execute and deliver the underwriting agreement, such holder's Registrable Securities (including title and absence of liens) and such holder's intended method of distribution or any other representations required by applicable law.

                           (c)      UNDERWRITING DISCOUNTS AND COMMISSION. The
holders of Registrable Securities sold in any offering pursuant to Section 2.5(a) or Section 2.5(b) shall pay all underwriting discounts and commissions of the underwriter or underwriters with respect to the Registrable Securities sold thereby.

                  2.6 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel the opportunity to review such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however that (A) such holders, underwriters and counsel agree in writing to keep all non-public information confidential and to use such information only in accordance with applicable law and (B) unless the disclosure of such information is necessary to avoid or correct a material misstatement or omission in the registration statement or the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information pursuant to this Section 2.6 if (i) the Company is advised by counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or
(ii) if either (A) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such information is confidential and so notifies the holders in writing unless prior to furnishing any such information with respect to clause (ii) such holders and their representatives agree to enter into a confidentiality agreement in customary form and subject to customary exceptions.

                  2.7 LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION COVENANTS. The Company shall be entitled to (A) postpone, for a reasonable period of time (but not exceeding an aggregate of 90 days within any 360 day period), the filing or updating of any registration statement otherwise required to be prepared and filed by it pursuant to Section
2.1 or (B) take such actions that would result in holders of Registrable Securities not being able to offer or sell Registrable Securities pursuant to registration for a reasonable period of time, if (i) the Company determines, in its good faith judgment, that such registration or offering would (x) require the disclosure of material information for which the Company or any of its subsidiaries has a bona fide business reason for preserving as confidential (provided that the period for which holders of Registrable Securities shall not be able to offer or sell Registrable Securities pursuant to registration in accordance with this Section 2.7(B)(i)(x) shall not exceed 15 days within any 360 day period) or (y) interfere with any material financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its affiliates (provided that the period for which holders of Registrable Securities shall not be able to offer or sell Registrable Securities pursuant to registration in accordance with this Section 2.7(B)(i)(y), together with any period under Section 2.7(B)(i)(x), shall not exceed 90 days in any 360 day period) or (ii) if (A) the effective date of any registration statement would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Company's fiscal year and (B) the Securities Act requires the Company to include audited financials as of the end of such fiscal year, the Company may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein the audited financial statements for such fiscal year (but in no event shall the Company delay more beyond 90 calendar days after the Company's fiscal year), and, in each case, promptly gives the holders of Registrable Securities requesting registration thereof written notice of such determination, containing a general statement of the reasons for such postponement or such actions, as the case may be, and an approximation of the anticipated delay; PROVIDED, that the number of days of any actual Suspension Period (as hereinafter defined) shall be added on to the end of the periods specified in Section 2.1(c)(i) or 2.4(ii). Any such period during which the Company is excused from filing, updating or keeping the registration statement effective and usable for offers and sales of Registrable Securities is referred to herein as a "Suspension Period". A Suspension Period shall commence on and include the date that the Company gives notice that the registration statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Registrable Securities and shall end on the date on which each seller of Registrable Securities covered by the registration statement either receives copies of the supplemented or amended prospectus contemplated by Section 2.4(viii) hereof or is advised in writing by the Company that the use of the prospectus may be resumed. Notwithstanding anything to the contrary in this
Section 2.7, in no event shall Suspension Periods be in effect for more than an aggregate of 90 days in any 360 day period. If the Company shall so postpone the filing of a registration statement, holders of Registrable Securities requesting registration thereof pursuant to Section 2.1, representing not less than 331/3% of the Registrable Securities with respect to which registration has been requested and constituting not less than 662/3% of the Initiating Holders, shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 2.1 hereof.

                  2.8      INDEMNIFICATION.

                           (a)      INDEMNIFICATION BY THE COMPANY. The Company
will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 2.1, 2.2 or 2.3, each seller of any Registrable Securities covered by such registration statement and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, and their respective directors, officers, partners, members, agents and affiliates against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or any such director, officer, partner, member, agent, affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel (including those incurred in connection with any claim for indemnity hereunder), insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company will reimburse such seller or underwriter and each such director, officer, partner, member, agent, affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and PROVIDED FURTHER, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, or, to the extent required by law, Selling Stockholder, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, in respect thereof) or expense arises out of such Person's or Selling Stockholder's, as the case may be, failure to send or give a copy of the final prospectus, as the same may have been supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus and such Person or Selling Stockholder, as the case may be, was required by law to send or give a copy of a prospectus to the Person making such assertions. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, member, agent or controlling person and shall survive the transfer of such securities by such seller.

                           (b)      INDEMNIFICATION BY THE SELLERS. As a
condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.8(a)) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; PROVIDED, HOWEVER, that the liability of such indemnifying party under this Section 2.8(b) shall be limited to the amount of the net proceeds received by such indem nifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                           (c)      NOTICES OF CLAIMS, ETC. Promptly after
receipt by an indemnified party of notice of the commencement of any action or proceeding (including any governmental investigation) involving a claim referred to in Section 2.8(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 2.8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwith standing the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (b) any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; PROVIDED, HOWEVER, that in no event shall the Company be required to pay fees and expenses under this Section 2.8 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld unless the indemnifying party shall have agreed in writing in a form satisfactory to the indemnified party to pay any amount (and not challenge an indemnified party's right to indemnification under this Section 2.8) required to be paid to settle a claim, in which case the indemnifying party may grant or withhold its consent in its sole discretion. No indemnifying party shall, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

                           (d)      CONTRIBUTION. If the indemnification
provided for in this Section 2.8 shall for any reason be held by a court to be unavailable to an indemnified party under Section 2.8(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 2.8(a) or
(b), the indemnified party and the indemnifying party under Section 2.8(a) or
(b) shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same, including those incurred in connection with any claim for indemnity hereunder), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement; PROVIDED, HOWEVER, that for purposes of this clause
(ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount of proceeds received by such prospective sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this Section 2.8(d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                           (e)      OTHER INDEMNIFICATION. Indemnification and
contribution similar to that specified in the preceding subdivisions of this
Section 2.8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

                           (f)      INDEMNIFICATION PAYMENTS. The
indemnification and contribution required by this Section 2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  3. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  "CERTIFICATE OF DESIGNATION" means the Certificate of Designation of the Series A Preferred Stock.

                  "CLASS A COMMON STOCK" means the Class A Common Stock of the Company, par value $.01 per share, and having one vote per share.

                  "CLASS B COMMON STOCK" means the Class B Common Stock of the Company, par value $.01 per share, and having ten votes per share.

                  "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "COMMON STOCK" shall mean the Class A Common Stock and the Class B Common Stock, and each other class of capital stock of the Company into which such stock is reclassified or reconstituted.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any other similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

                  "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

                  "REGISTRABLE SECURITIES" means (i) any shares of Class A Common Stock issued or issuable upon conversion or exchange of the Preferred Stock, (ii) if the Purchaser has purchased Preferred Stock from the Company pursuant to the Stock Purchase Agreement for an aggregate purchase price of at least $25,000,000, the Preferred Stock and (iii) any Related Registrable Securities. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act and the purchaser thereof does not receive "restricted securities" as defined in Rule 144, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribu tion of them shall not, in the opinion of counsel for the holders, require registration of them under the Securities Act or (d) they shall have ceased to be outstanding. All references to percentages of Registrable Securities shall be calculated pursuant to Section 9.

                  "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration and filing fees, all fees of the New York Stock Exchange, Inc., NASDAQ, other national securities exchanges or the National Association of Securities Dealers, Inc., all reasonable fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting fees, discounts or commissions relating to the sale or disposition of the Registrable Securities) and the reasonable fees and expenses of one counsel to the Selling Holders (selected by Selling Holders representing at least 50% of the Registrable Securities covered by such registration). Notwithstanding the foregoing, in the event the Company shall determine, in accordance with Section 2.2(a) or Section 2.7, not to register any securities with respect to which it had given written notice of its intention to so register to holders of Registrable Securities, all of the costs of the type (and subject to any limitation to the extent) set forth in this definition and incurred by Requesting Holders in connection with such registration on or prior to the date the Company notifies the Requesting Holders of such determination shall be deemed Registration Expenses.

                  "RELATED REGISTRABLE SECURITIES" means, with respect to shares of Preferred Stock or shares of Class A Common Stock issuable upon conversion or exchange of the Preferred Stock, any securities of the Company issued or issuable with respect to such shares of Preferred Stock or Class A Common Stock by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

                  "STOCKHOLDERS AGREEMENT" means the Letter Agreement, dated December 12, 2000, by and among the Company, the Purchaser and the other parties signatory thereto.

                  4. RULE 144 AND RULE 144A. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the provisions of (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                  5. AMENDMENTS AND WAIVERS. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least 50% of the Registrable Securities affected by such amendment, action or omission to act. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

                  6. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satis factory to it of such owner's beneficial ownership of such Registrable Securities.

                  7. NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                                    (i)     if to the Purchaser, addressed to it
in the manner set forth in the Stock Purchase Agreement, or at such other address as it shall have furnished to the Company in writing in the manner set forth herein;

                                    (ii)    if to any other holder of
Registrable Securities, at the address that such holder shall have furnished to the Company in writing in the manner set forth herein, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

                                    (iii)   if to the Company, addressed to it
in the manner set forth in the Stock Purchase Agreement, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding in the manner set forth herein.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered to a courier, if delivered by overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

                  8. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and permitted assigns and, with respect to the Purchaser, any holder of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. Except by operation of law, this Agreement may not be assigned by the Company without the prior written consent of the holders of a majority in interest of the Registrable Securities outstanding at the time such consent is requested.

                  9. CALCULATION OF PERCENTAGE INTERESTS IN REGISTRABLE SECURITIES. For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number of shares of Registrable Securities constituting Class A Common Stock outstanding at the time such calculation is made, assuming the conversion of all Preferred Stock into shares of Class A Common Stock.

                  10. NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement or modify any existing agreement with respect to its securities that would result in a breach of, or conflict with, this Agreement or the rights granted to the holders of Registrable Securities in this Agreement. Without limiting the generality of the foregoing, the Company will not hereafter enter into any agreement with respect to its securities that grants, or modify any existing agreement with respect to its securities to grant, to the holder of its securities in connection with an incidental registration of such securities more favorable rights with respect to priority than to the rights granted to the Purchasers under Section 2.2(b).

                  11. REMEDIES. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  12. CERTAIN DISTRIBUTIONS. The Company shall not at any time make a distribution on or with respect to the Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and such Registrable Securities are not changed or exchanged) of securities of another issuer if holders of Registrable Securities are entitled to receive such securities in such distribution as holders of Registrable Securities and any of the securities so distributed are registered under the Securities Act, unless the securities to be distributed to the holders of Registrable Securities are also registered under the Securities Act.

                  13. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Purchaser shall be enforceable to the fullest extent permitted by law.

                  14. ENTIRE AGREEMENT. This Agreement, together with the Stock Purchase Agreement (including the exhibits and schedules thereto) and the Certificate of Designation, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Stock Purchase Agreement (including the exhibits and schedules thereto), the Stockholders Agreement and the Certificate of Designation supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  15. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  17. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.


                                   GENESEE & WYOMING INC.


                                   By:_________________________________
                                        Name:
                                        Title:



                                   THE 1818 FUND III, L.P.

                                   By:  Brown Brothers Harriman & Co.,
                                        Its General Partner

                                        By:___________________________
                                             Name:
                                             Title: